Exhibit 10.14

AMENDMENT TO SECURITY DOCUMENTS

THIS AMENDMENT TO SECURITY DOCUMENTS is made as of this 30th day of March, 2006, by and between Zoom Telephonics, Inc., a Delaware corporation (the “Mortgagor”), and Wainwright Bank & Trust Company (the “Lender”).

WHEREAS, Lender has made a certain mortgage loan to the Mortgagor, which loan is evidenced by a Commercial Real Estate Promissory Note made by the Mortgagor to the Lender dated January 10, 2001, in the original principal amount of $6,500,000.00, as amended by First Amendment to Commercial Real Estate Promissory Note dated March 28, 2005 (the “Note”); and

WHEREAS, the Note is secured, inter alia, by the following “Security Documents” among others:

(i)    a Mortgage, Security Agreement and Assignment dated January 10, 2001, from the Mortgagor to the Lender with respect to certain real property known as and located at 195-201 South Street, 50 Utica Street, 207-209 South Street, and 162-168 Kneeland Street, Boston, Suffolk County, Massachusetts (collectively, the “Mortgaged Premises”), which Mortgage is recorded with the Suffolk County Registry of Deeds in Book 25763, Page 284, and filed with the Suffolk County Registry District of the Land Court as Document No.609541 (the “Mortgage”); and

(ii)   an Assignment of Leases and Rents dated as of January 10, 2001, from the Mortgagor to Lender pursuant to which the Mortgagor has assigned to the Lender all of the Mortgagor's interest in, to and under all leases, rental agreements and/or occupancy agreements with respect to the Mortgaged Premises, which instrument is recorded with the Suffolk County Registry of Deeds in Book 25763, Page 315, and filed with the Suffolk County Registry District of the Land Court as Document No. 609542 (the “Assignment of Leases”); and

WHEREAS, Lender and the Mortgagor have entered into a Loan Modification Agreement of even date herewith regarding the outstanding indebtedness of the Mortgagor to the Lender (the “Modification Agreement”), which Agreement, among other things, extended the maturity date of the Note; and

WHEREAS, Lender and Mortgagor have agreed to amend the Security Documents to include within the liabilities, obligations, and indebtedness thereby secured the Mortgagor’s obligations under the Modification Agreement.

NOW, THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Lender agree as follows:

1.    Each of the Security Documents shall be and hereby is amended to provide that the Security Documents shall and do secure all obligations of Mortgagor to Lender whether now existing or hereafter incurred, absolute or contingent, including but not limited to all obligations of the Mortgagor under (i) the Note, as from time to time amended, (ii) the Modification Agreement, and (iii) all documents executed in connection with the Modification Agreement (collectively, the “Obligations”).

2.    Mortgagor has granted to Lender, with mortgage covenants, the Mortgaged Premises, pursuant to the Mortgage. Mortgagor hereby ratifies and confirms such grant and hereby grants to Lender, WITH MORTGAGE COVENANTS, the Mortgaged Premises pursuant to the Mortgage, as amended by this Amendment, to secure the Obligations.

3.    Mortgagor has assigned to Lender all leases, rents and profits with respect to the Mortgaged Premises, pursuant to the Assignment of Leases. Mortgagor hereby ratifies and confirms such assignment, and hereby again assigns to Lender all of the Mortgagor's interest in such rents, leases and profits, pursuant to the Assignment of Leases, as amended by this Amendment, to secure the Obligations.

4.    Except as herein amended, the Security Documents shall remain unmodified and in full force and effect as originally written, and are hereby ratified and confirmed by the Mortgagor.

5.    Lender joins in this Amendment to Security Documents to evidence its acceptance of the terms hereof.

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Executed as a sealed instrument as of the date first above-written.

MORTGAGOR:	LENDER:

ZOOM TELEPHONICS, INC.	WAINWRIGHT BANK & TRUST COMPANY

By /s/ Frank B. Manning	By_/s/ Darryl J. Fess
Frank B. Manning, President	Name: Darryl J. Fess
duly authorized	Title: Senior Vice-President

By : /s/ Robert Crist
Robert A. Crist, Treasurer
duly authorized

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